Exhibit 99.1

RH ANNOUNCES CFO TRANSITION

Ryno Blignaut Appointed as President, Chief Financial and Administrative Officer

Karen Boone to Step Down for Family Reasons

Corte Madera, CA – August 13, 2018 – RH (NYSE: RH) today announced the appointment of Ryno Blignaut as President, Chief Financial and Administrative Officer, effective August 14, 2018. Mr. Blignaut will lead all financial and administrative functions at RH, including strategic and financial planning, accounting, treasury, tax, internal audit, investor relations, legal, and compliance, across the Company’s multiple businesses and brands. Mr. Blignaut previously served as Chief Financial and Risk Officer at Xoom through its initial public offering and at the time of its acquisition by PayPal, Inc. Karen Boone has decided to step down from her current role to spend more time with her family, and has graciously agreed to work through a transitionary period to ensure a smooth handoff of her responsibilities.

Gary Friedman, RH Chairman and Chief Executive Officer commented, “We are extremely pleased to have Ryno join the RH leadership team. Ryno’s financial leadership and experience in working with innovative, high growth businesses makes him an excellent fit for RH during the next phase of our growth as we continue our pursuit of becoming one of the most innovative and admired brands in the world.”

“I am thrilled to be joining Gary and the leadership team at RH,” said Mr. Blignaut. “It is rare to find brands and businesses with such a strong culture and compelling vision for the future. I have been an admirer and customer of the brand for some time, and look forward to contributing to our bright future.”

Mr. Friedman continued, “All of us at RH are deeply grateful for Karen‘s partnership and leadership these past six years, and I have the utmost respect for her decision to prioritize spending more time with her family right now. Her contributions to RH since joining us as Chief Financial Officer in advance of our initial public offering in 2012, through the evolution of RH into the leading luxury home brand, and the recent transformation of our business model, have been invaluable. She has been a true partner to me personally, and I appreciate her willingness to work with us to ensure a smooth transition.”

Karen Boone commented, “The last six years at RH have been an extraordinary experience for me. We have accomplished a great deal since our initial public offering and I feel confident that the Company is well-positioned for the next phase of its growth and innovation. My decision to leave RH is based on my desire to spend more time with my family while my children still reside at home. My plan is to serve on some Boards of Directors but not to seek another full-time position for the next few years. I want to thank Gary for his leadership and mentorship these past six years. I will miss being a part of this innovative team of leaders, look forward to helping with the transition, and wish everyone on Team RH the very best in the years to come.”

Mr. Blignaut most recently served as the Chief Business Officer of Wheels Up, a private aviation company. Prior to that, Mr. Blignaut served in various roles at Xoom Corporation, an online and mobile money transfer company, from May 2005 until December 2015. Mr. Blignaut’s roles at Xoom included Chief Financial Officer and Chief Risk Officer through its initial public offering and at the time of its sale to PayPal. Mr. Blignaut holds a B.Comm (Hons) degree in Accounting from the University of Stellenbosch, South Africa, and is a member of the South African Institute of Chartered Accountants.

About RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our next phase of growth, our business model and becoming one of the most innovative and admired brands in the world, the expected benefits to RH of the appointment of Mr. Blignaut as President, Chief Financial Officer and Administrative Officer, our plans and efforts to assure a smooth and orderly transition of responsibilities from Ms. Boone to Mr. Blignaut and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin, 415-945-4998

SVP, Investor Relations & Strategy

cmclaughlin@rh.com